Exhibit 99.1

Innovative Industrial Properties Announces Launch of $200 Million Offering of Senior Notes Due 2026

SAN DIEGO, CA – May 17, 2021 – Innovative Industrial Properties, Inc. (the “Company”) (NYSE: IIPR) announced today that its operating partnership, IIP Operating Partnership, LP (the “Operating Partnership”), has commenced a private placement, subject to market and other conditions, of $200 million aggregate principal amount of senior notes due 2026 (the “notes”). The Operating Partnership also expects to grant the initial purchasers of the notes a 30-day option to purchase up to an additional $30 million aggregate principal amount of the notes.

The notes will be the Operating Partnership’s general unsecured and unsubordinated obligations, will be fully and unconditionally guaranteed by the Company and the Operating Partnership’s subsidiaries, and will rank equally in right of payment with all of the Operating Partnership’s existing and future senior unsecured indebtedness, including its 3.75% Exchangeable Senior Notes due 2024. The Operating Partnership may redeem some or all of the notes at its option at any time and from time to time at the applicable redemption price. Upon a change of control triggering event, the Operating Partnership will be required to make an offer to purchase each holder’s notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the date of purchase.

The Operating Partnership intends to use the net proceeds from this private offering to invest in specialized industrial real estate assets that support the regulated cannabis industry that are consistent with its investment strategy, and for general corporate purposes.

This press release is neither an offer to sell, nor a solicitation of an offer to buy, any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. Any offer of these securities will be made only by means of a private offering memorandum.

The notes will be offered only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Act”).  The notes will not be registered under the Act or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Act and applicable state laws. The Operating Partnership does not intend to apply to list the notes on any securities exchange or automated dealer quotation system.

About Innovative Industrial Properties

Innovative Industrial Properties, Inc. is a self-advised Maryland corporation focused on the acquisition, ownership and management of specialized industrial properties leased to experienced, state-licensed operators for their regulated cannabis facilities. Innovative Industrial Properties, Inc. has elected to be taxed as a real estate investment trust, commencing with the year ended December 31, 2017.

This press release contains statements that are “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than historical facts, including, without limitation, statements regarding the offering, the terms of the notes, and the use of proceeds from the offering, are forward-looking statements. When used in this press release, words such as we “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe” or “should” or the negative thereof or similar terminology are generally intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements. Investors should not place undue reliance upon forward-looking statements. The Company disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Company Contact:

Catherine Hastings

Chief Financial Officer

Innovative Industrial Properties, Inc.

(858) 997-3332